EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Second Quarter of 2021 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala. — (August 4, 2021) — ADTRAN, Inc., (NASDAQ:ADTN) (“ADTRAN” or the “Company”), today announced financial results for the second quarter of 2021. For the quarter, revenue was $143.2 million. Net income for the second quarter of 2021 was $5.1 million and earnings per share, assuming dilution, was $0.10 per share. Non-GAAP net income was $8.1 million and non-GAAP earnings per share, assuming dilution, was $0.16 per share. Non-GAAP net income and non-GAAP earnings per share exclude acquisition-related expenses, amortizations and adjustments, stock-based compensation expense, restructuring expenses, amortization of pension actuarial losses, non-cash deferred compensation, change in valuation allowance related to our deferred tax assets, asset impairments and the tax effect of these adjustments to net income. The reconciliations between GAAP net income (loss) and earnings (loss) per share to non-GAAP net income (loss) and non-GAAP earnings (loss) per share are set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “Strong demand for fiber access continued to drive multiple segments of our business including infrastructure, in-home premises equipment and our SaaS platforms. Tier 3 regional operators, both in the U.S and Europe, showed exceptional strength with growth over 50% on a year-over-year basis. Demand continues to be strong and we believe we are in the early phases of this growth cycle.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2021. The quarterly cash dividend of $0.09 per common share is to be paid to the Company’s stockholders of record as of the close of business on August 19, 2021. The payment date will be September 2, 2021.

The Company confirmed that it will hold a conference call to discuss its second quarter results on Thursday, August 5, 2021, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investor approximately ten minutes prior to the start of the call, click on the event “ADTRAN to Release 2nd Quarter 2021 Financial Results and Earnings Call”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

About ADTRAN

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN.com, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) risks and uncertainties related to the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic (or variants of the SARS-CoV-2 coronavirus, including the Delta variant), including the severity and duration of the pandemic and the delivery, acceptance and effectiveness of vaccines, which could lead to a decrease in demand for the Company’s products and services, and which has disrupted, and could lead to further disruptions in, the Company’s supply chain, adversely impacting the operations and financial condition of the Company and its customers; actions that have been taken and that may be taken by the Company, its customers, suppliers and counterparties in response to the pandemic, including the implementation of alternative work arrangements for employees, which may delay the timing of some orders and expected deliveries and which may impact the Company’s ability to mitigate inefficiencies, delays and additional costs in the Company’s product development, sales, marketing and customer service efforts; the legal, regulatory and administrative developments that have occurred and may continue to occur at the federal, state and local levels and in foreign jurisdictions in response to the pandemic, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns; potential disruptions, breaches, or other incidents affecting the proper operation, availability or security of the Company’s or its partners’ information systems; potential declines in revenues due to declining customer demand and deteriorating macroeconomic conditions; increased expenses related to labor, raw materials, freight or other expenditures; the impact of the COVID-19 pandemic on the Company’s liquidity, as well as risks associated with disruptions in the financial markets and the business of financial institutions as a result of the COVID-19 pandemic which could impact the Company from a financial perspective; the pace of recovery in our markets when the COVID-19 pandemic subsides, which could affect demand for our products; and (ii) the other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the table below non-GAAP operating income (loss), which has been reconciled to operating income (loss), and non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, which have been reconciled to net income (loss) and earnings (loss) per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, when combined with the U.S. GAAP presentation of operating income (loss), net income (loss) and earnings (loss) per share - basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$69,927	$60,161
Restricted cash	54	18
Short-term investments	2,818	3,131
Accounts receivable, net	122,669	98,827
Other receivables	20,187	21,531
Inventory, net	119,012	125,457
Prepaid expenses and other current assets	9,830	8,293
Total Current Assets	344,497	317,418
Property, plant and equipment, net	58,270	62,399
Deferred tax assets, net	9,165	9,869
Goodwill	6,968	6,968
Intangibles, net	21,354	23,470
Other assets	28,394	25,425
Long-term investments	82,778	80,130
Total Assets	$551,426	$525,679

Liabilities and Stockholders' Equity
Accounts payable	$66,499	$49,929
Unearned revenue	15,889	14,092
Accrued expenses and other liabilities	15,655	13,609
Accrued wages and benefits	15,681	15,262
Income tax payable, net	2,345	1,301
Total Current Liabilities	116,069	94,193
Non-current unearned revenue	7,030	6,888
Pension liability	17,566	18,664
Deferred compensation liability	28,769	25,866
Other non-current liabilities	6,477	7,124
Total Liabilities	175,911	152,735
Stockholders' Equity	375,515	372,944
Total Liabilities and Stockholders' Equity	$551,426	$525,679

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021		2020	2021		2020
Revenue
Network Solutions	$125,449		$111,323	$239,258		$208,695
Services & Support	17,783		17,392	31,507		34,543
Total Revenue	143,232		128,715	270,765		243,238
Cost of Revenue
Network Solutions	70,014		64,071	135,015		115,697
Services & Support	10,550		11,172	19,481		22,469
Total Cost of Revenue	80,564		75,243	154,496		138,166
Gross Profit	62,668		53,472	116,269		105,072
Selling, general and administrative expenses	30,866		30,799	58,301		57,419
Research and development expenses	27,871		28,712	55,372		58,571
Asset impairments	—		—	—		65
Operating Income (Loss)	3,931		(6,039)	2,596		(10,983)
Interest and dividend income	253		331	543		687
Interest expense	(6)		—	(12)		(1)
Net investment gain (loss)	2,009		9,852	3,005		(1,025)
Other income (expense), net	26		(1,757)	2,025		(628)
Income (Loss) Before Income Taxes	6,213		2,387	8,157		(11,950)
Income tax (expense) benefit	(1,127)		(1,635)	(2,175)		2,733
Net Income (Loss)	$5,086		$752	$5,982		$(9,217)

Weighted average shares outstanding – basic	48,449		47,958	48,393		47,957
Weighted average shares outstanding – diluted	49,426	(1)	48,254 (1)	49,225	(1)	47,957

Earnings (loss) per common share – basic	$0.10		$0.02	$0.12		$(0.19)
Earnings (loss) per common share – diluted	$0.10	(1)	$0.02 (1)	$0.12	(1)	$(0.19)

(1) Assumes exercise of dilutive stock awards calculated under the treasury stock method.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$5,982	$(9,217)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,232	8,404
(Gain) loss on investments	(3,255)	1,025
Stock-based compensation expense	3,615	3,446
Deferred income taxes	441	(5)
Other	53	138
Asset impairments	—	65
Changes in operating assets and liabilities:
Accounts receivable, net	(24,322)	(4,727)
Other receivables	1,412	(9,468)
Inventory, net	5,940	(7,878)
Prepaid expenses, other current assets and other assets	(4,767)	1,444
Accounts payable	16,814	17,389
Accrued expenses and other liabilities	6,999	2,097
Income taxes payable, net	1,069	(1,032)
Net cash provided by operating activities	18,213	1,681

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,210)	(3,148)
Proceeds from sales and maturities of available-for-sale investments	20,597	63,318
Purchases of available-for-sale investments	(20,121)	(31,897)
Acquisition of note receivable	—	(523)
Net cash provided by (used in) investing activities	(1,734)	27,750

Cash flows from financing activities:
Proceeds from stock option exercises	3,552	—
Tax withholdings related to stock-based compensation settlements	(113)	—
Dividend payments	(8,735)	(8,665)
Repayment of bonds payable	—	(24,600)
Net cash used in financing activities	(5,296)	(33,265)

Net increase (decrease) in cash, cash equivalents and restricted cash	11,183	(3,834)
Effect of exchange rate changes	(1,381)	306
Cash, cash equivalents and restricted cash, beginning of period	60,179	73,773
Cash, cash equivalents and restricted cash, end of period	$69,981	$70,245

Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$275	$93
Purchases of property, plant and equipment included in accounts payable	$144	$198

Supplemental Information

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months Ended June 30,				Six Months ended June 30,
	2021		2020		2021		2020
Operating Income (Loss)	$3,931		$(6,039)		$2,596		$(10,983)
Acquisition-related expenses, amortizations and adjustments	2,384	(1)	1,100	(5)	3,429	(8)	2,457	(11)
Stock-based compensation expense	1,808	(2)	1,655	(6)	3,615	(9)	3,446	(12)
Restructuring expenses	8	(3)	1,192	(7)	309	(10)	1,745	(13)
Deferred compensation adjustments	1,994	(4)	3,433	(4)	2,550	(4)	(26	) (4)
Asset impairments	—		—		—		65	(14)
Non-GAAP Operating Income (Loss)	$10,125		$1,341		$12,499		$(3,296)

(1) $1.9 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(2) $0.1 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(3) Less than $0.1 million is included in each of selling, general and administrative expenses and research and development expenses on the condensed consolidated statements of income (loss).

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income (loss).

(5) $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(6) $0.1 million is included in total cost of revenue, $1.0 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(7) $0.5 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(8) $2.4 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(9) $0.2 million is included in total cost of revenue, $2.2 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(10) $0.1 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(11) $0.3 million is included in total cost of revenue, $1.2 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(12) $0.2 million is included in total cost of revenue, $2.0 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(13) $0.1 million is included in total cost of revenue, $0.5 million is included in selling, general and administrative expenses and $1.1 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(14) Includes abandonment of certain information technology projects.

Supplemental Information

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Net Income (Loss)	$5,086	$752	$5,982	$(9,217)
Acquisition-related expenses, amortizations and adjustments	2,384	1,100	3,429	2,457
Stock-based compensation expense	1,808	1,655	3,615	3,446
Restructuring expenses	8	1,192	309	1,745
Pension expense(1)	275	235	553	472
Deferred compensation adjustments(2)	546	445	814	(1,342	) (3)
Valuation allowance related to deferred tax assets	(727)	(2,512)	1,958	3,578
Asset impairments	—	—	—	65
Tax effect of adjustments to net income (loss)	(1,243)	(1,233)	(2,195)	(1,810)
Non-GAAP Net Income (Loss)	$8,137	$1,634	$14,465	$(606)

Weighted average shares outstanding – basic	48,449	47,958	48,393	47,957
Weighted average shares outstanding – diluted	49,426	48,254	49,225	47,957

Earnings (loss) per common share - basic	$0.10	$0.02	$0.12	$(0.19)
Earnings (loss) per common share - diluted	$0.10	$0.02	$0.12	$(0.19)

Non-GAAP earnings (loss) per common share - basic	$0.17	$0.04	$0.30	$(0.01)
Non-GAAP earnings (loss) per common share - diluted	$0.16	$0.04	$0.29	$(0.01)

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(2) Includes a non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes a net investment gain of $1.5 million related to the out of period remeasurement to historical cost basis of certain long-term investments held in the Company's stock as part of one of the Company’s deferred compensation plans.